Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Interim Chief Executive Officer and the Interim Chief Financial Officer of American Consolidated Management Group, Inc. (the “Company”), each certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ George Mappin
George Mappin
Interim Chief Executive Officer
Dated: July 18, 2008

/s/ George Mappin
George Mappin
Interim Chief Financial Officer
Date: July 18, 2008